September 01, 2009 03:42 PM Pacific Daylight Time

Liberty Star Makes Reverse Split of Stock on a One for Four Basis

TUCSON, Ariz.--(BUSINESS WIRE)--Liberty Star Uranium & Metals Corp. (the “Company” LBSU: OTCBB) announces that it has made a reverse stock split of one for four.

This is accompanied by a change in the stock symbol from LBSU to LBSR. Stock trades can be made under that symbol. Our new CUSIP number is 53123T 206.

Further details can be found on our 8K filings of this date.

ON BEHALF OF THE BOARD OF DIRECTORS

“James A. Briscoe”

James A. Briscoe, President/Director

About the Liberty Star

Please refer to our web site at htpp://www.LibertyStarUranium.com

Contacts

Liberty Star Uranium & Metals Corp.

Tracy Myers, 520-731-8786

 Investor Relations

 info@LibertyStarUranium.com